CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (No. 333-06705) on Form S-8 of our report dated August 23, 1996 for the year ended June 30, 1996, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                                 COOPER, SELVIN & STRASSBERG LLP


New York, New York
September 26, 1996